

Exhibit 21            Subsidiaries of INTERMET


Name of Subsidiary                        Jurisdiction of    Names under which subsidiary does business
------------------                        ---------------    ------------------------------------------
                                          Incorporation
                                          -------------

Alexander City Casting Company, Inc.      Alabama            INTERMET Alexander City Foundry

Cast-Matic Corporation                    Michigan           INTERMET Stevensville Plant

Columbus Foundry, L.P.                    Delaware           INTERMET Columbus Foundry

Columbus Neunkirchen Foundry GmbH         Germany            INTERMET Neunkirchen Foundry

                                                             INTERMET Monroe City Plant
                                                             INTERMET Palmyra Plant
Diversified Diemakers, Inc.               Delaware           INTERMET Hannibal Plant

Frisby P.M.C., Incorporated               Illinois



Ganton Technologies, Inc.                 Illinois           INTERMET Racine Plant
                                                             INTERMET Racine Machining
                                                             INTERMET Pulaski Plant

INTERMET International, Inc.              Georgia            INTERMET New River Foundry
                                                             INTERMET Columbus Machining


Lynchburg Foundry Company                 Virginia           INTERMET Archer Creek Foundry
                                                             INTERMET Radford Foundry

Northern Castings Corporation             Georgia            INTERMET Hibbing Foundry


Tool Products, Inc.                       Delaware           INTERMET Minneapolis Plant
                                                             INTERMET Jackson Plant

Vorpommersche Eisenwerke GmbH             Germany            INTERMET Ueckermunde Foundry
Ueckermunde

Wagner Castings Company                   Delaware           INTERMET Decatur Foundry

Wagner Havana, Inc.                       Delaware           INTERMET Havana Foundry



INTERMET wholly owns the above subsidiaries directly or indirectly, unless otherwise indicated.